Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Lattice Semiconductor Corporation:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-107946, No. 333-110595 and No. 333-120958) and Form S-8 (No. 33-33933, No. 33-35259, No. 33-38521, No. 33-76358, No. 33-51232, No. 33-69496, No. 333-15737, No. 333-40031, No. 333-59990, No. 333-69467, No. 333-67274, No. 333-99247, and No. 333-120959) of Lattice Semiconductor Corporation of our reports dated March 11, 2011, with respect to the consolidated balance sheets of Lattice Semiconductor Corporation and subsidiaries as of January 1, 2011 and January 2, 2010, and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended January 1, 2011, and the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of January 1, 2011, which reports appear in the January 1, 2011 annual report on Form 10-K of Lattice Semiconductor Corporation.

/s/ KPMG LLP
Portland, Oregon
March 11, 2011